UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2026
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Asana, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39495	26-3912448
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

633 Folsom Street,	Suite 100
San Francisco,	CA	94107
(Address of Principal Executive Offices)		(Zip Code)
(415) 525-3888
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	ASAN	New York Stock Exchange
Long-Term Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Credit Agreement

On November 9, 2026 (the “Effective Date”), Asana, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”) as administrative agent, swingline lender and an issuing lender, Wells Fargo Securities, LLC and MUFG Bank, Ltd., collectively as joint lead arrangers and joint bookrunners, and MUFG Bank, Ltd. as syndication agent and an issuing lender (“MUFG”), and the lenders party thereto (together with Wells Fargo and MUFG, the “Lenders”), pursuant to which the Lenders have agreed to make available to the Company a senior secured revolving credit facility (the “Credit Facility”) with an aggregate principal amount of $150 million, with sub-facilities for standby letters of credit in a maximum amount of $30 million and swingline loans in a maximum amount of $15 million (the “Revolving Loans”). Any borrowing of the Revolving Loans may be used for working capital and general corporate purposes.

The Company has no obligation to draw down any amount under the Credit Facility and did not draw down any amount on the Effective Date.

The Revolving Loans may be borrowed through the period beginning on the Effective Date through November 9, 2031 (the “Maturity Date”), at which time the Credit Facility terminates and all outstanding Revolving Loans under the Credit Facility, together with all accrued and unpaid interest, must be repaid in full.

Borrowings of the Revolving Loans, other than swing line loans, are available at the Company’s option, as term SOFR loans or base rate loans. Swing line loans bear interest at the applicable base rate. Term SOFR loans under the Credit Agreement accrue interest at a term SOFR rate plus an applicable margin of 2.00% until the delivery of the compliance certificate for the fiscal quarter ending January 31, 2027, and thereafter an applicable margin of 2.00% to 2.50% (depending on the Company’s consolidated total net leverage ratio). Base rate loans under the Credit Agreement accrue interest at a base rate plus an applicable margin of 1.00% until the delivery of the compliance certificate for the fiscal quarter ending January 31, 2027, and thereafter an applicable margin of 1.00% to 1.50% (depending on the Company’s consolidated total net leverage ratio). The Credit Facility also has a variable commitment fee on unused commitments, payable quarterly, which is 0.20% per annum until the delivery of the compliance certificate for the fiscal quarter ending January 31, 2027, and thereafter is tied to the Company’s consolidated total net leverage ratio and ranges from 0.20% to 0.30% per annum.

The Company’s obligations under the Credit Agreement are secured by a valid and perfected first priority security interest in and liens on substantially all of the Company’s assets. The Company’s obligations under the Credit Agreement are guaranteed by the Company’s wholly owned subsidiary, Eigen Inc., a Delaware corporation, and any subsequently acquired or organized domestic subsidiaries, subject to certain exceptions. The Company’s obligations under the Credit Agreement and the related guarantees thereunder are secured, subject to customary permitted liens and other agreed upon exceptions, by (i) a pledge of all of the equity interests of all existing and any future direct subsidiaries of the Company and (ii) a perfected security interest in all of the tangible and intangible assets of the Company and the guarantors.

The Credit Agreement contains customary conditions to borrowing and affirmative and negative covenants, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness, certain related party transactions and payment of dividends and other distributions, subject to certain exceptions. In addition, the Credit Agreement contains financial covenants that require the Company to maintain a consolidated total net leverage ratio no greater than 3.25 to 1.00, as well as a consolidated interest coverage ratio no less than 3.00 to 1.00, each tested on a quarterly basis. The Credit Agreement contains events of default that are customary for financings of this type relating to, among other things, payment defaults, breach of covenants, breach of representations and warranties, cross default to material indebtedness, bankruptcy-related defaults, judgment defaults, breach of the financial covenants described above, and the occurrence of certain change of control events. In certain circumstances, events of default are subject to customary cure periods. Following an event of default and the expiration of any applicable cure period, the Lenders will have the right to terminate any undrawn commitments and may accelerate all amounts outstanding under the Credit Agreement, in addition to other remedies available to them as secured creditors of the Company.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02    Termination of a Material Definitive Agreement.

On November 6, 2026, the Company used cash on hand to repay in full all outstanding obligations under the Credit Agreement, dated as of November 7, 2022, by and among the Company, Silicon Valley Bank, a division of First-Citizens Bank & Trust Company, as administrative agent and collateral agent, and the other parties thereto from time to time, as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof (the “Prior Credit Agreement”). Upon the repayment in full of loans under the Prior Credit Agreement, the Prior Credit Agreement was terminated and all guarantees and liens thereunder were released.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of November 9, 2026, by and among Asana, Inc., Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASANA, INC.

Dated: November 10, 2026	By:	/s/ Katie Colendich
Katie Colendich
General Counsel and Corporate Secretary